DELAWARE GROUP(r) EQUITY FUNDS V

Registration No. 811-04997
FORM N-SAR
Semiannual Period Ended May 31, 2010

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Equity Funds V (the "Trust"), on
behalf of each of Delaware Dividend Income Fund, Delaware Small Cap Core Fund, and
Delaware Small Cap Value Fund (each, a "Fund" and, together, the "Funds"), the shareholders of each Fund voted to (i) elect a Board of Trustees for the Trust at a meeting held on Thursday,
November 12, 2009 and reconvened to Tuesday, March 16, 2010; and (ii) to approve a new investment advisory agreement for Delaware Dividend Income Fund at a meeting held on
November 12, 2009 and reconvened to December 4, 2009, and for Delaware Small Cap Core
Fund at a meeting held on November 12, 2009, and for Delaware Small Cap Value Fund at a
meeting held on November 12, 2009 and reconvened to January 7, 2010.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A.
Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L.
Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an
Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR     37,264,611.899
PERCENTAGE OF OUTSTANDING SHARES  58.255%
PERCENTAGE OF SHARES VOTED   96.444%
SHARES WITH AUTHORITY WITHHELD  1,374,076.546
PERCENTAGE OF OUTSTANDING SHARES  2.149%
PERCENTAGE OF SHARES VOTED   3.556%

Patrick P. Coyne

SHARES VOTED FOR     37,249,306.218
PERCENTAGE OF OUTSTANDING SHARES  58.232%
PERCENTAGE OF SHARES VOTED   96.404%
SHARES WITH AUTHORITY WITHHELD  1,389,382.227
PERCENTAGE OF OUTSTANDING SHARES  2.172%
PERCENTAGE OF SHARES VOTED   3.596%

John A. Fry

SHARES VOTED FOR     37,265,698.875
PERCENTAGE OF OUTSTANDING SHARES  58.257%
PERCENTAGE OF SHARES VOTED   96.447%
SHARES WITH AUTHORITY WITHHELD  1,389,382.227
PERCENTAGE OF OUTSTANDING SHARES  2.172%
PERCENTAGE OF SHARES VOTED   3.596%

Anthony D. Knerr

SHARES VOTED FOR     37,079,372.299
PERCENTAGE OF OUTSTANDING SHARES  57.966%
PERCENTAGE OF SHARES VOTED   95.964%
SHARES WITH AUTHORITY WITHHELD  1,559,316.146
PERCENTAGE OF OUTSTANDING SHARES  2.438%
PERCENTAGE OF SHARES VOTED   4.036%

Lucinda S. Landreth

SHARES VOTED FOR     37,235,460.590
PERCENTAGE OF OUTSTANDING SHARES  58.210%
PERCENTAGE OF SHARES VOTED   96.368%
SHARES WITH AUTHORITY WITHHELD  1,403,227.855
PERCENTAGE OF OUTSTANDING SHARES  2.194%
PERCENTAGE OF SHARES VOTED   3.632%

Ann R. Leven

SHARES VOTED FOR     37,233,331.862
PERCENTAGE OF OUTSTANDING SHARES  58.207%
PERCENTAGE OF SHARES VOTED   96.363%
SHARES WITH AUTHORITY WITHHELD  1,405,356.583
PERCENTAGE OF OUTSTANDING SHARES  2.197%
PERCENTAGE OF SHARES VOTED   3.637%

Thomas F. Madison

SHARES VOTED FOR     37,245,056.953
PERCENTAGE OF OUTSTANDING SHARES  58.225%
PERCENTAGE OF SHARES VOTED   96.393%
SHARES WITH AUTHORITY WITHHELD  1,393,631.492
PERCENTAGE OF OUTSTANDING SHARES  2.179%
PERCENTAGE OF SHARES VOTED   3.607%

Janet L. Yeomans

SHARES VOTED FOR     37,245,703.155
PERCENTAGE OF OUTSTANDING SHARES  58.226%
PERCENTAGE OF SHARES VOTED   96.395%
SHARES WITH AUTHORITY WITHHELD  1,392,985.290
PERCENTAGE OF OUTSTANDING SHARES  2.178%
PERCENTAGE OF SHARES VOTED   3.605%

J. Richard Zecher

SHARES VOTED FOR     37,083,400.494
PERCENTAGE OF OUTSTANDING SHARES  57.972%
PERCENTAGE OF SHARES VOTED   95.975%
SHARES WITH AUTHORITY WITHHELD  1,555,287.951
PERCENTAGE OF OUTSTANDING SHARES  2.432%
PERCENTAGE OF SHARES VOTED    4.025%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Dividend Income Fund

SHARES VOTED FOR 16,983,605.534
PERCENTAGE OF OUTSTANDING SHARES 38.360%
PERCENTAGE OF SHARES VOTED 67.214%
SHARES VOTED AGAINST 536,658.680
PERCENTAGE OF OUTSTANDING SHARES 1.213%
PERCENTAGE OF SHARES VOTED 2.125%
SHARES ABSTAINED 666,309.249
PERCENTAGE OF OUTSTANDING SHARES 1.505%
PERCENTAGE OF SHARES VOTED 2.637%

Delaware Small Cap Core Fund

SHARES VOTED FOR 2,801,870.969
PERCENTAGE OF OUTSTANDING SHARES 38.987%
PERCENTAGE OF SHARES VOTED 71.208%
SHARES VOTED AGAINST 32,844.100
PERCENTAGE OF OUTSTANDING SHARES 0.457%
PERCENTAGE OF SHARES VOTED 0.835%
SHARES ABSTAINED 27,726.331
PERCENTAGE OF OUTSTANDING SHARES 0.386%
PERCENTAGE OF SHARES VOTED 0.704%

Delaware Small Cap Value Fund

SHARES VOTED FOR 5,948,926.818
PERCENTAGE OF OUTSTANDING SHARES 47.564%
PERCENTAGE OF SHARES VOTED 67.081%
SHARES VOTED AGAINST 187,945.047
PERCENTAGE OF OUTSTANDING SHARES 1.503%
PERCENTAGE OF SHARES VOTED 2.119%
SHARES ABSTAINED 164,730.841
PERCENTAGE OF OUTSTANDING SHARES 1.317%
PERCENTAGE OF SHARES VOTED 1.858%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group Equity Funds V (the "Fund")
effective May 20, 2010.  At a meeting held on May 20, 2010, the Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLC ("PwC")
to serve as the independent registered public accounting firm for the Fund for the fiscal year ending November 30, 2010.  During the fiscal years ended November 30, 2008 and November
30, 2009, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the
Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.